Exhibit 5.1

LAW OFFICES
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
MUSEUM TOWER
150 WEST FLAGLER STREET
MIAMI, FLORIDA 33130

MIAMI (305) 789-3200 • BROWARD (954) 463-5440
FAX (305) 789-3395
WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF	SHARON LEE JOHNSON	GLENN M. RISSMAN	OWEN S. FREED
MARK C. ALHADEFF	MARISSA D. KELLEY	ANDREW L. RODMAN	SENIOR COUNSEL
LOUISE JACOWITZ ALLEN	MICHAEL I. KEYES	KELLY A. RUANE
STUART D. AMES	ROBERT T. KOFMAN	RENE G. SAGEBIEN	GEORGE KOVAC
ALEXANDER ANGUEIRA	ANASTASIA I. KOKOTIS	MIMI L. SALL	OF COUNSEL
LAWRENCE J. BAILIN	DAVID P. LHOTA	NICOLE S. SAYFIE
ANA T. BARNETT	CRISTINA M. LOPEZ	ADAM M. SCHACHTER	DAVID M. SMITH
CHRISTOPHER L. BARNETT	PETER D. LOPEZ	RICHARD E. SCHATZ	LAND USE CONSULTANT
PATRICK A. BARRY	TERRY M. LOVELL	DAVID M. SEIFER
JEFFREY S. BARTEL	JOY SPILLIS LUNDEEN	JOSE G. SEPULVEDA
SUSAN FLEMING BENNETT	GEOFFREY MacDONALD	JAY B. SHAPIRO
LISA K. BERG	MONA E. MARKUS	MARTIN S. SIMKOVIC	TAMPA OFFICE
RICHARD I. BLINDERMAN	BRIAN J. McDONOUGH	CECILIA DURAN SIMMONS	SUITE 2200
MARK D. BOWEN	ANDREW D. McNAMEE	CURTIS H. SITTERSON	SUNTRUST FINANCIAL CENTRE
MATTHEW W. BUTTRICK	ANTONIO R. MENENDEZ	MARK D. SOLOV	401 EAST JACKSON STREET
JENNIFER STEARNS BUTTRICK	FRANCISCO J. MENENDEZ	ANDREW E. STEARNS	TAMPA, FLORIDA 33602
CARLOS J. CANINO	ALISON W. MILLER	EUGENE E. STEARNS
JOAN M. CANNY	HAROLD D. MOOREFIELD, JR	BRADFORD SWING	(813) 223-4800
PETER L. DESIDERIO	JIMMY L. MORALES	SUSAN J. TOEPFER
MARK P. DIKEMAN	JOHN N. MURATIDES	ANNETTE TORRES	FORT LAUDERDALE OFFICE
DREW M. DILLWORTH	JEFFREY A. NORMAN	ROBERT S. TURK	SUITE 1900
SHARON QUINN DIXON	ROCIO L. OLIVENCIA	DENNIS R. TURNER	200 EAST BROWARD BOULEVARD
ALAN H. FEIN	JOHN K. OLSON	JONATHAN C. VAIR	FORT LAUDERDALE, FLORIDA 33301
ANGELO M. FILIPPI	JENNIFER I. PERTNOY	RONALD L. WEAVER
ROBERT E. GALLAGHER, JR	DAVID C. POLLACK	ROBERT I. WEISSLER
CHAVA E. GENET	DARRIN J. QUAM	PATRICIA G. WELLES
ERIN S. GOLDSTEIN	THOMAS J. QUARLES	K. TAYLOR WHITE	(954) 462-9500
PATRICIA K. GREEN	JOHN M. RAWICZ	MARTIN B. WOODS
ALICE R. HUNEYCUTT	PATRICIA A. REDMOND
RICHARD B. JACKSON	ELIZABETH G. RICE

January 5, 2004

Mr. Alan B. Levan
Levitt Corporation
1750 E. Sunrise Boulevard
Fort Lauderdale, FL 33304

Dear Mr. Levan:

     We have acted as counsel for Levitt Corporation, a Florida corporation (the “Company”), with respect to the preparation and filing with the Securities and Exchange Commission of a Form S-8 Registration Statement (the “Registration Statement”) in connection with the registration of 1,500,000 shares of the Company’s Class A Common Stock, par value $.01 per share (the “Class A Common Stock”), issuable pursuant to the Levitt Corporation 2003 Stock Incentive Plan (the “Plan”).

     In connection with our opinion, we have examined the Plan, the Registration Statement, including all exhibits thereto, as filed with the Securities and Exchange Commission, and the Amended and Restated Articles of Incorporation, as amended, and Bylaws of the Company, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the shares of Class A Common Stock pursuant to the Plan.

     In rendering this opinion, we have undertaken no independent review of the operations of the Company. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of such latter documents, and (iv) that all factual information supplied to us was accurate, true and complete. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of (i) all representations and warranties submitted to us for purposes of rendering the opinion and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company. We express no opinion as to federal securities laws or the “blue sky” laws of any state or jurisdiction. This opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter change and/or come to our attention.

     Based upon the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that the shares of Class A Common Stock registered under the Registration Statement and issuable in accordance with the Plan will, if and when issued and delivered by the Company against payment of adequate consideration therefor in accordance with the terms and conditions of the Plan, be validly issued, fully paid and non-assessable.

     We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to any references to this firm in the Registration Statement and in the documents incorporated therein by reference.

Very truly yours,

/s/ STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.